SECURITY AND STOCK PLEDGE AGREEMENT

THIS SECURITY AND STOCK PLEDGE AGREEMENT (this "**Pledge Agreement**"), dated as of March 31, 2012, is between **IRONSTONE GROUP, INC.** (the "**Pledgor**"), and **SHEA VENTURES, LLC** ("**Pledgee**").

Preliminary Statement:

A. Concurrently herewith Pledgor signed and delivered to Pledgee a Secured Promissory Note dated March 31, 2012 in the original principal amount of One Million Dollars ($1,000,000) (the "**Note**"), pursuant to which Pledgor agreed to repay to Pledgee One Million Dollars ($1,000,000) loaned by Pledgee to Pledgor on such date, together with interest thereon, and Pledgor further agreed to pledge to Pledgee all of the Plegor's corporate assets as collateral for Pledgor's obligations under the Note, subject to a priority lien to the benefit of First Republic Bank.

B. Concurrently herewith Pledgor also signed and delivered to Pledgee an Option Agreement dated March 31, 2012 (the "**Option Agreement**"), wherein Pledgor agreed to sell to Pledgee 187,296 shares (the "**Option Shares**") of common stock of the Pledgor for One Dollar ($1).

C. Pledgor enters into this Pledge Agreement and this Pledge Agreement is intended to provide security for the prompt and complete satisfaction by Pledgor of its obligations under the Note and under the Option Agreement.

D. Unless otherwise defined herein, initially capitalized terms used in this Pledge Agreement shall have the meaning given such terms in the Option Agreement and, if not therein, in the California Uniform Commercial Code.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Pledgor and Pledgee hereby agree as follows:

Section 1. Definitions. The following terms shall have the following meanings in this Pledge Agreement:

"Code" means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

"Collateral" means all of the assets and property, whether owned now or acquired in the future, of the Pledgor including, without limitation, the following:

(i) Equipment, Inventory, fixtures located at any of the Pledgor's business locations, Goods, Instruments, Documents, Chattel Paper, General Intangibles, Accounts and all other obligations now or hereafter owing to the Pledgor, Investment Property, all deposit accounts and certificates of deposit, Letters of Credit Rights, Farm Products, all Supporting Obligations;

(ii) all proceeds and products of the foregoing (**"Proceeds"**); and

(iii) all of the Pledgor's books and records relating to the foregoing.

"Event of Default" has the meaning given to such term in **Section 4.1.**

"Pledgor's Obligations" means the obligations of Pledgor under the Note, the Option Agreement and this Pledge Agreement.

Section 2. Pledge of Collateral. In order to secure the due and punctual performance of Pledgor's Obligations, Pledgor hereby pledges and assigns to Pledgee, and grants to Pledgee a continuing security interest in, all Collateral now owned or hereafter acquired by Pledgor.

Section 3. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants to Pledgee that:

3.1 The execution, delivery and performance of this Pledge Agreement: (a) are within Pledgor's powers and will not constitute an event of default under any material contract, obligation, indenture or other instrument to which Pledgor is a party; and (b) do not contravene any law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Pledgor.

3.2 Upon its execution and delivery in accordance with the terms hereof, this Pledge Agreement will constitute the legal, valid and binding agreement and obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

3.3 Except as provided by applicable securities laws, and the priority lien to the benefit of First Republic Bank, there are no restrictions upon the transfer of any of the Collateral to or by Pledgee, and Pledgor is the sole beneficial owner of the Collateral and has the right to pledge and grant a security interest in or otherwise transfer the Collateral free of any encumbrances or rights of third parties.

3.4 The Pledgor represents and warrants that the sole priority lien on the Collateral is to the benefit of First Republic Bank provided in connection with a loan of $350,000 (the "FRB Loan"). The Pledgor covenants that: (a) it will not borrow any additional amount on the FRB Loan and that it will not consent to the transfer of First Republic Bank's priority lien to the benefit of any other party; (b) the security interest in the Collateral in favor of Pledgee shall have priority over all other future liens, pledges or security interests; (c) it will not pledge, grant a security interest in, enter into any additional indebtedness secured by, or otherwise encumber the Collateral without the prior written consent of the Pledgee.

3.5 The execution and delivery of this Pledge Agreement creates a valid perfected security interest in the Collateral in favor of Pledgee, and all actions necessary or desirable to such perfection have been duly taken. The signatory below has authority to take action on behalf of and to bind the Pledgor and the execution and delivery of this Pledge Agreement has been properly authorized by the Pledgor.